Investor Presentation September 2016 Exhibit 99.1

Forward-Looking Statements and Non-GAAP Measures Forward-Looking Statements: Certain information contained in this presentation, including, but not limited to, sales, gross margin, free cash flows, EBITDA, capital expenditures and store counts for fiscal 2016 and beyond, constitute forward-looking statements under the federal securities laws. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to execute the Company's DXL strategy and grow market share, failure to compete successfully with our competitors, failure to predict fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, trade and security restrictions and political or financial instability in countries where goods are manufactured, fluctuations in price, availability and quality of raw material, the interruption of merchandise flow from the Company's distribution facility, and the adverse effects of general economic conditions, political issues abroad, natural disasters, war and acts of terrorism on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 30, 2016 filed on March 18, 2016 and other Company filings with the Securities and Exchange Commission. The Company assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Non-GAAP Measures: Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Diluted Share, EBITDA, Free Cash Flow and Free Cash Flow before DXL expenditures are non-GAAP measures. The Company believes that these non-GAAP measures are useful as additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. Please see Appendix A for additional information concerning these non-GAAP measures and a reconciliation to their respective GAAP measures, as applicable.

Investment Highlights Exclusive Merchandise Selection of Private Brands and National Designers International Franchise Strategy Will Add to Long-Term Revenue Growth Dominant Position in Growing Big & Tall Category P Powerful and Growing Brand Supported by a Differentiated Big & Tall Customer Experience P P New Store Rollout Strategy Adds Growth Over The Next Several Years P Proven Transformation Driving Higher Growth, Higher Margins and Higher ROIs Strong Cash Flow Generation Expected to Fully Fund DXL Rollout P P P

Dominant Position in the Big-and-Tall Market Other retailers have had limited success in Big & Tall Only 4 stores owned by next-largest pure-play Two of DXL’s largest competitors attempted to create pure-play Big & Tall specialty concepts without success and closed all stores #1 online and brick-and-mortar Big & Tall sales 348 total stores 59% of online traffic share (1) Significant proprietary merchandise differentiates the Company 45% of sales in fiscal 2015 from private label (collection of internally developed brands) 55% of sales in fiscal 2015 from national brands Scale allows DXLG to establish specifications / fit to best address customer needs and ensure fit consistency across brands Better at serving the Big & Tall customer than any other retailer ________________________ (1) Online traffic share of big and tall specialty websites as of July 2016, based on third-party competitive intelligence.

Access to Depth of National Brands Creates Competitive Advantage Bringing national fashion-oriented brands to Big & Tall customers Strong exclusive Big & Tall relationships with many leading designers Collaborative relationship in design process creates consistent fit and reduces return rate Increasing the number of major brands based on the success of new Destination XL stores Complementary private label merchandise offering Good Better Best (28% of National Brands) Good Better Best (51% of National Brands) (16% of National Brands) Luxury (5% of National Brands)

Significant Increase in DXL Brand Awareness 2013 2014 2015* “End-of-Rack” customers are defined as customers with a waist size of 46” or less. 25-Point Increase Over Three Years *Beginning in fiscal 2015, the Company began measuring brand awareness on an annual basis.

In Q2 2016, “End-of-Rack” customers were 44.1% of bottoms business compared to 42.9% in Q2 2015.

End of Rack Customers Generate More Value to DXL Through July of 2016, End of Rack consumers visited 52% more often than 48”+ consumers. This is up from last year’s 46% higher rate of visits that our End of Rack Customers contributed over our 48”+ customers. Through July of 2016, End of Rack consumers spent 120% more than the 48”+ customers. This is up from last year’s 103% higher spend that our End of Rack customers had over our 48”+ customers

New Stores are Opening with More End of Rack Customers Than Previous Years New Stores: First Year Through Week 30 End of Rack % 2013 39.9% 2014 41.2% 2015 42.3% 2016 43.6%

DXL Store Concept Designed Specifically for the Big & Tall Customer Large Changing Rooms Highly Trained Staff that Understands the Customer On-Site Tailoring Wide Aisles Bright Atmosphere Large Selection of Brands One-Stop Shop for the Big & Tall customer

The Destination XL Store Layout – A Lifestyle Approach Effectively displaying the full range of brands and all categories Comfortable tailoring and fitting areas Ambiance appeals to target customers as well as women Located in high traffic locations with convenient access New Graphic from Peter with “Loungewear” Collections / categories arranged in a compelling manner

DXL Roadmap to 400 Stores and Additional Growth in Top Line Sales Continue to execute on conversion of existing Casual Male to DXL – 265 stores Additional stores in both existing and new markets in USA – 75 stores Expand DXL concept into more outlet centers – 60 stores Continue to push Omni-channel International franchising / licensing model

High-Growth Conversion Strategy from Casual Male to DXL The store growth trajectory in new DXL stores is significantly higher than mature Casual Male XL stores. (1) Customer acquisition in DXL occurs over several years as destination locations take more time to discover than mall locations.

Consistent 4-Wall Cash Flow Model with High IRR

The following tables illustrate the average targeted IRR for a Large Store Model and a Small Store Model and do not represent actual results for a given store.

DXL Large Store Model

($ in 000s; except psf data)	Year 1	Year 2	Year 3	Year 4	Year 5
Sales	$1,210	$1,380	$1,530	$1,660	$1,770
Sales per Square Foot	$150	$180	$200	$210	$220
Gross Margin (net of occupancy)	$500	$610	$710	$800	$870
Gross Margin %	*41.3%*	*44.2%*	*46.4%*	*48.2%*	*49.2%*
4-Wall Cash Flow (1)	$200	$320	$390	$460	$520
4-Wall Cash Flow Margin % (1)	*16.5%*	*23.2%*	*25.5%*	*27.7%*	*29.4%*
Payback Period (1)		2.38 years			
IRR (5-Year) (2)					40%


MEN'S
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DXL

Schaumburg, IL 11,958 sq. ft.

DXL Small Store Model

($ in 000s; except psf data)	Year 1	Year 2	Year 3	Year 4	Year 5
Sales	$910	$1,050	$1,170	$1,280	$1,370
Sales per Square Foot	$160	$185	$205	$225	$240
Gross Margin (net of occupancy)	$380	$470	$550	$630	$690
Gross Margin %	*41.8%*	*44.8%*	*47.0%*	*49.2%*	*50.4%*
4-Wall Cash Flow (1)	$130	$230	$290	$340	$390
4-Wall Cash Flow Margin % (1)	*14.3%*	*21.9%*	*24.8%*	*26.6%*	*28.5%*
Payback Period		2.65 years			
IRR (5-Year) (2)					33%

(1) 4-Wall Cash Flow approximates projected Cash Flow from Operations on a store level.
(2) IRR (Internal Rate of Return) is the rate at which the net present value of cash flows from a project or investment equal zero. IRR is calculated by taking the initial investment in a store, which includes the build-out costs, net of tenant allowances, plus the cost of inventory at opening against the projected cash flows for the first 5 years.

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DXL Stores Driving Impressive Return on Investment DXL Retail Stores1 Average Sq. Ft. Year One Sales PSF Year One 4-Wall Cash Flow PSF Capital Expenditures PSF2 IRR 2010 – 2012 (47 stores) 9,554 $151 $22 $80 30.0% 2013 (51 stores) 8,636 $145 $25 $77 38.0% 2014 (39 stores) 7,409 $151 $25 $73 43.0% 2015 (29 stores) 6,891 $162 $22 $70 40.0% 2016 (28 stores) 6,660 $170 $28 $65 50.0% DXL Outlet Stores1 2014 - 2016 (12 stores)3 5,006 $168 $21 $41 55.0% 1Average store results through Q2 2016. 2Capital expenditures, net of tenant allowances. 3Opened 2 outlet stores in 2014, 7 outlet stores in 2015 and 3 outlet stores in 2016. Natick, MA 10,155 sq. ft. Our ability to generate an attractive return on invested capital is a powerful modifier to the quality of our sales and EBITDA results.

High-Growth Conversion Strategy from Casual Male to DXL 46 97 140 175 206 243 282 317 346 410 357 353 345 347 359 377 391 409 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 0 50 100 150 200 250 300 350 400 450 500 2012 2013 2014 2015 2016E 2017E 2018E 2019E 2020E DXL Casual Male Rochester DXL sf Store Count DXL Store Sq. Ft. Fiscal Total Store Count DXL Store Count DXL store count and square footage steadily increasing while Casual Male XL and Rochester store count and square footage is steadily decreasing over the conversion period.

International Franchising Selected Primary Expansion Opportunities Opening first Company or DXLG-owned stores in Canada in 2017 Expanding into new countries in 2018 and beyond Near-term priorities include Middle East, Western Europe and Mexico DXLG-owned Rochester UK store is second-highest performer in chain Kuwait City was first franchisee in 2012. Currently generating Royalty fees of +$200k per year Inbound demand to domestic eCommerce website from over 100 countries today International Big & Tall market is highly fragmented with few brand name assortments

Significantly Improving Leverage Ratio Gross, before unamortized debt issuance costs. (2) EBITDA is a non-GAAP measure. See Appendix A for a reconciliation of this non-GAAP measure. (3) As of 8/31/16. Total Debt (1) $25.7 $52.3 $69.1 $61.5 EBITDA (2) $7.8 $14.1 $23.3 $33.0 Debt/EBITDA 3.3 3.7 3.0 1.9 3

Funding DXL Store Rollout from Free Cash Flow In fiscal 2016, continue to project DXL stores will be funded completely from Free Cash Flow vs. Revolving Credit Facility

Strong Free Cash Flow Trend Neg. Free Cash Flow* Pos. Free Cash Flow* EBITDA* CAPEX / Interest / Working Capital *Free Cash Flow and EBITDA are non-GAAP measures. See Appendix A for a reconciliation to their comparable GAAP measures. 2017E 2018E 2013 2014 2015 2016E

FINANCIAL PERFORMANCE

Pivotal Year in DXL Transformation DXL retail and outlet stores across the U.S. Expected number of DXL stores at completion Focused on opening 200 additional stores in five to six years Milestone year; expect to generate positive FCF $(0.09) to breakeven EPS guidance $(0.05) to breakeven non-GAAP EPS guidance 187 400 FY 2016 On track for 400 stores in next five to six years

2013 Proud of Success of DXL Transformation Strategy Second Quarter 2016 - Key Metrics Consecutive quarter of positive comps Increased sales, cash flow and profit Conversion rate of Casual Male customers Versus Q2 2015 End-of-rack percentage of bottoms business Up from 42.9% in Q2 2015 Increase in sales per square foot $181 per foot vs. $172 in Q2 2015 38% +9% 44.1% +5.2% 13th

H1 2016 Highlights DXL comparable store sales On top of +10.4% in H1 2015 Total H1 sales vs. H1 2015 Net income Versus net loss of $(1.6)M in H1 2015 EBITDA +25% Versus $13.5M in H1 2015 +5.2% +3.3% $16.9M Delivered growth in sales and profitability in challenging consumer environment $0.4M

H1 Income Statement Highlights * On a non-GAAP basis, EPS, assuming a normalized tax rate, was $0.01 per diluted share for the first six months of fiscal 2016, compared with $(0.02) per diluted share for the prior year’s first six months. See Appendix A for a reconciliation to its comparable GAAP measure. ** EBITDA is a non-GAAP measure; see Appendix A for a reconciliation to its comparable GAAP measure.

Cash Flow And Balance Sheet Highlights H1 2015 H1 2016 Capital Expenditures: DXL stores $11.2 $9.7 Other maintenance/infrastructure 5.8 4.1 Total $17.0 $13.8 Inventory $123.6 $121.3 Clearance inventory 7.2% 7.7% Total debt* $63.9 $63.6 Borrowings under credit facility* $34.1 $41.2 Excess availability $73.9 $66.0 ($ in millions) Lower CAPEX on smaller average DXL store footprint Opened 12 DXL stores in H1 2016 versus 18 DXL stores in H1 2015 On track to open 31 DXL stores in fiscal 2016 * Net of unamortized debt issuance costs

FY 2016 Outlook 2013 2014 Focus on top-line performance, accelerate EBITDA growth Continue to deliver performance in line with our plan Reach more customers who stay longer, spend more money and shop more often Stable operating model generates consistent results Continue to utilize free cash flow to grow DXL concept

FY 2016 Guidance Guidance Sales $457.0~$463.0 (1) Total comparable sales increase 2.0%~4.0% (1) Gross margin 46.2%~46.5% EBITDA* $31.0~$35.0 Net loss per share, diluted $(0.09)~breakeven Adjusted net loss per diluted share * $(0.05)~breakeven Total debt $59.0~$64.0 Total Capital expenditures Approximately $30.0 DXL capital expenditures Approximately $20.6 Free cash flow* $5.0 to $10.0 Free cash flow before DXL capital expenditures* $25.6 to 30.6 ($ in millions, except per share data) * EBITDA, Adjusted net loss per diluted share, Free Cash Flow and Free Cash Flow before DXL expenditures are non-GAAP measures. See Appendix A for a reconciliation of these non-GAAP measures to their comparable GAAP measures. (1) Guidance has been reduced from previous guidance of Sales of $465.0-$472.0 million, with a comparable sales increase of approximately 4.8% to 5.5%.

Non-GAAP Reconciliation The Company uses non−GAAP financial measures, such as “EBITDA,” “Free Cash Flow,” “Free Cash Flow before DXL expenditures,” “Adjusted net income (loss)” and “Adjusted net income (loss) per share” in assessing its operating performance. The Company believes that these non−GAAP measures serve as an appropriate measure to be used in evaluating the performance of its business. The Company defines EBITDA as Earnings before interest, taxes and depreciation and amortization. Free cash flow is defined as cash flow from operating activities less capital expenditures. Adjusted net income (loss) and Adjusted net income (loss) per share are calculated assuming a normalized tax rate of 40%. These measures as defined by the Company may not be comparable to similarly titled measures reported by other companies. The Company does not intend for non−GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. See slide 19 for the reconciliation of Free Cash Flow. The following tables provide a reconciliation for EBITDA and Adjust net income (loss) and Adjusted net income (loss) per share. Appendix A

Investor Contact Jeffrey Unger V. P. Investor Relations Destination XL Group, Inc. jeffunger@usa.net 561-482-9715 (o) 561-543-9806 (c) www.DestinationXL.com